Exhibit 10.2

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT
BETWEEN WESTWOOD ONE, INC. AND DAVID HILLMAN

The following, upon execution by the parties hereto shall constitute an amendment (the “Amendment”) to the Employment Agreement entered into by and between Westwood One, Inc. (the “Company”) and David Hillman (“Employee” or “you”), with an effective date of October 16, 2004, as amended (the “Agreement”). Capitalized terms used but not defined in this document shall have the meaning set forth in the Agreement.

1.     Section 2 of the Agreement shall be amended by extending the Term through December 31, 2011.

2.    Section 7 (Termination of Employment) of the Agreement shall be amended by deleting Section 7(d) and replacing it with the following as Sections 7(d) and 7(e):

“(d)    Termination without Cause. The Company may terminate Employee's employment under this Agreement without cause (as defined in Section 7(a)) effective at any time upon prior written notice to Employee. In the event that (i) the Company terminates Employee's employment under this Agreement during the Employment Period other than pursuant to Section 7(a) or Section 7(b) hereunder or (ii) Employee elects to resign his employment for Good Reason as expressly described in Section 7(e) below, subject in all cases to Employee's executing and not revoking a separation agreement within sixty (60) days following the date of Employee's receipt of such separation agreement, in the form provided to Employee by the Company (which shall be delivered to Employee within fifteen (15) days following the date of termination and shall include a waiver and general release of claims by Employee), the Company shall pay Employee severance pay equal to the greater of (x) remaining Base Salary due to Employee through the end of the Term, and (y) twelve (12) months of Base Salary, to be to be paid in equal installments on a bi-weekly basis in accordance with the Company's then effective payroll practices, commencing on the first payroll date coinciding with or next following the end of the applicable revocation period for the separation agreement (such period during which severance pay is paid to be known as the “Severance Period”). In addition, in the event of Employee's termination of employment with the Company pursuant to Section 7(d) or 7(e), the Restricted Period defined in Section 8(c) hereof shall be modified to extend for a period through the end of the Severance Period.

(e)    Employee shall have the right to resign Employee's employment under this Agreement for Good Reason at any time. As used in this Agreement, “Good Reason” shall mean (1) a material diminution in Employee's authority, duties and responsibilities; or (2) any requirement imposed by the Company that Employee relocate his principal office or perform his duties hereunder in a location greater than fifty miles from the metropolitan New York area. Notwithstanding anything to the contrary contained herein, notice of a condition purported to constitute “Good Reason” must be provided to the Company by Employee within thirty (30) days following the first occurrence of such purported condition and must state a proposed date of termination by Employee that is at least thirty (30) days after the date of such notice, during which time the Company shall be given the opportunity to cure any basis for such “Good Reason.” Employee's failure to provide a timely notice of “Good Reason” shall foreclose Employee from asserting “Good Reason” with respect to such condition at any later date. If no cure is timely effected, then Employee shall provide, within fifteen (15) days following the expiration of the 30-day cure period, written notice to the Company informing the Company whether Employee elects to terminate Employee's employment for Good Reason or continue Employee's employment without regard to the occurrence of such Good Reason. If Employee elects to continue Employee's employment without regard to such occurrence of Good Reason, Employee shall be deemed to have waived such occurrence of Good Reason.”

3.    Section 8(c) of the Agreement shall be amended deleting the phrase “one (1) year” throughout the Section and replacing it with “180 days”.

4.    Except as amended hereby, all provisions of the Agreement, including all amendments and letters with respect thereto, shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

5.    The effective date of this Amendment shall be July 14, 2011.

6.    This Amendment shall have no binding effect until execution hereof by a corporate officer of the Company and Employee.

IN WITNESS WHEREOF, this Amendment is EXECUTED as of the 12th day of August 2011.

WESTWOOD ONE, INC.

By: /s/ Rod Sherwood
Name: Rod Sherwood
Title: President

EMPLOYEE

_/s/ David Hillman_________________
David Hillman